EXHIBIT 10.1

ASSIGNMENT AND ASSUMPTION

This assignment and assumption (this “Assignment”) is hereby made and entered as of January 3, 2025 (the “Effective Date”) by and among Vegas Brazil, LLC, a California limited liability company (“Assignor”) Fox Farms LLC, a Nevada limited liability company (or its designated assignee) (“Assignee”), and DEP Nevada Inc., a Nevada corporation (“DEP”). As used herein, Assignor, Assignee, and DEP may individually be referred to as a “Party” and collectively as the “Parties.”

WHEREAS, on January 31, 2024, Assignor entered into that certain membership interest purchase agreement (the “MIPA”) with DEP and Nevada Medical Group, LLC, a Nevada limited liability company (the “Company”);

WHEREAS, pursuant to the terms of the MIPA, on the conditions set forth therein, Assignor would purchase one hundred percent (100%) of the membership interest (the “Subject Interest”) of the Company from DEP;

WHEREAS, subject to the terms and conditions set forth in this Assignment: (i) the Assignor desires to assign all buyer rights and obligations under the MIPA to Assignee; (ii) Assignee desires to assume all buyer rights and obligations under the MIPA, except as may be amended and modified by DEP, the Company, and Assignee, and (iii) DEP and the Company each desire to provide their respective consent to such assignment as required by Section 9.11 of the MIPA;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignee, Assignor, and DEP intending to be legally bound hereby, hereby covenant and agree as follows:

1. Assignment and Assumption. As of the Effective Date, the Assignor hereby irrevocably assigns, transfers, and conveys to Assignee, all of Assignor’s rights, duties, obligations, privileges, and interest in, to, and under the MIPA. Upon the Effective Date, the Assignee hereby assumes and agrees to perform, fulfill, and comply with all covenants, duties, and obligations to be performed, fulfilled, or complied with by Assignor under the MIPA and transactions contemplated therein, except as may be amended and modified by DEP, the Company, and Assignee.

2. Consent. DEP and the Company each hereby expressly consent to the assignment of the MIPA as required by Section 9.11 of the MIPA.

3. Additional Documents. The Parties will sign and deliver such additional documents and take such further actions, as may be reasonably requested by any of the Parties to further effect and evidence this Assignment.

4. Authority to Amend the MIPA. As of the Effective Date, the Assignee, DEP, and Company shall have the right and authority to amend the MIPA to reflect this Assignment, without any further act, consent, or signature by Assignor.

5. Waiver of Claims by Assignor. Except for the equipment set forth on Schedule I attached to this Assignment, the Assignor further waives and disclaims any right, title, or interest in and to any furniture, fixtures, equipment, or other assets (“Abandoned FF&E”) remaining at the Facility (as defined in the MIPA) as of the Effective Date of this Assignment. Furthermore, by executing this Assignment, Assignor assigns, transfers, and conveys to Assignee all right, title, and interest in and to such FF&E, free and clear of any lien or interest.

Assignment and Assumption	Page 1 of 4

6. Miscellaneous.

a. Notice. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally, or by overnight courier, or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page.

b. Choice of Law. This terms of this Assignment shall be construed in accordance with the laws of the State of Nevada, as applied to contracts entered into by Nevada residents within the State of Nevada, and to be performed entirely within the State of Nevada.

c. Amendments and Waivers. Any provision of this Assignment may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all parties hereto.

d. Severability. In the event any one or more of the provisions contained in this Assignment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

e. No Presumption. The Parties acknowledge that each party hereto has been represented by counsel in connection with this Assignment and all related documents for the contemplated transaction. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Assignment or exhibits attached hereto against the drafting Party has no application and is expressly waived.

f. Counterparts. This Assignment may be executed in any number of counterparts (including facsimile or digital electronic counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

g. Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Assignment.

h. Non Interference. The Assignor acknowledges the validity of this Assignment and covenants and warrants that it shall forever refrain and forebear from commencing, instituting, or prosecuting any lawsuits, actions, claims, or other proceedings with the intent of rescinding this Assignment and/or contesting, delaying, impeding, or impairing the Assignee, DEP, and Company from effectuating the MIPA or any other transaction with respect to the Subject Interest.

i. Authority. Each Party represents and warrants it has all necessary authority to enter into this Assignment, to carry out its respective obligations and to consummate the transactions contemplated hereby. The execution and delivery by each Party to this Assignment, the performance by each Party of its respective obligations hereunder, and the consummation by each Party of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each Party. This Assignment constitutes a legal, valid, and binding obligation of each Party enforceable against each Party in accordance with its terms.

[signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Assignment to be executed as of the date first written above in their individual capacity, or by their respective officers or representatives thereunto duly authorized.

ASSIGNOR: Vegas Brazil, LLC		ASSIGNEE: Fox Farms LLC

By:	/s/ Julie Le	By:	/s/ Alex Fox
	Name: Julie Le		Name: Ivan Alexander Fox
	Its: Manager		Its: Managing Member
Address: 1 Corporate Park Suite 112 Irvine, CA 92606 Email:		Address: Email:	1800 Industrial Road Suite 108G Las Vegas, Nevada 89102 ivanfox2019@gmail.com

DEP: DEP Nevada Inc.

By:	/s/ Stephen ‘Trip’ Hoffman
Name: Stephen “Trip” Hoffman
Its: President
Address:	2625 N Green Valley Pkwy Suite 150 Henderson, NV 89014
Email:	triphoffman@bodyandmind.com

AGREED, ACCEPTED, AND CONSENTED TO:
Nevada Medical Group, LLC (the “Company”)

By:	/s/ Stephen ‘Trip’ Hoffman
Name: Stephen “Trip” Hoffman
Its: Manager
Address:	2625 N Green Valley Pkwy Suite 150 Henderson, NV 89014
Email:	triphoffman@bodyandmind.com

Assignment and Assumption	Signature Page

SCHEDULE I

Equipment excluded from the Abandoned FF&E

Item	Additional Description	Number of Units
Trolmaster humidistat		19
HCS1 Controllers		4
Lights		13
FOHSE Controllers		3
305 Dehus		25
5boxes flower pots		3
506 Dehumidifier		1
Standup dehumidifier		4
Small dehumidifier		5
Rolling dehumidifier		4
Ideal air dehumidifier		6

Assignment and Assumption	Schedule I